Exhibit 4.2

                          [Form of Rights Certificate]

Certificate No. R-__                                              _______ Rights


             NOT EXERCISABLE AFTER AUGUST 14, 2012 OR UNDER CERTAIN CIRCUMSTANCES EARLIER. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0025 PER RIGHT ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED RIGHTS AGREEMENT. IF THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY
             WILL  BECOME  NULL  AND  VOID.


                               Rights Certificate

                         Concurrent Computer Corporation


     This certifies that                   or registered assigns, is the
                         -----------------
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of August 7, 2002 (the "Amended
                                                                       -------
and Restated Rights Agreement") between Concurrent Computer Corporation, a
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Delaware corporation (the "Company"), and American Stock Transfer & Trust
                           -------
Company, a national banking association (the "Rights Agent"), to purchase from
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the Company at any time after the Distribution Date (as such term is defined in the Amended and Restated Rights Agreement) and prior to 5:00 P.M., central time, on August 14, 2012, at the principal office of the Rights Agent, or its successors as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series A Participating Cumulative Preferred Stock, $0.01 par value per share ("Junior Preferred Shares"), of the Company at a purchase price of $30.00 as the same may from time to time be adjusted in accordance with the Amended and Restated Rights Agreement ("Purchase Price"), upon presentation and surrender of
                            --------------
this Rights Certificate with the Form of Election to Purchase duly executed.
The number of Rights evidenced by this Rights Certificate (and the number of Junior Preferred Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 14, 1992 (the "Record Date") based on the Junior Preferred Shares
                            -----------
of the Company as constituted at such date. As provided in the Amended and Restated Rights Agreement, the Purchase Price and the number of Junior Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and


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adjustment upon the happening of certain events and, upon the happening of certain events, securities other than Junior Preferred Shares, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided by the Amended and Restated Rights Agreement.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Amended and Restated Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which such Amended and Restated Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Rights Certificates. Copies of the Amended and Restated Rights Agreement are on file at the principal executive office of the Company and the above-mentioned offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of one one-hundredths of a Junior Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Amended and Restated Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.0025 per Right or (ii) may be exchanged in whole or in part for Common Shares of the Company or common stock equivalents. No fractional Junior Preferred Shares will be issued upon the exercise of any Rights evidenced hereby (other than, except as set forth above, fractions that are integral multiples of one one-hundredth of a Junior Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, cash payment will be made, as provided in the Amended and Restated Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Junior Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Amended and Restated Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders of the Company (except as provided in the Amended and Restated Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Amended and Restated Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                                        2
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     WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal, dated as of                 20  .
                                -------------- -  --

ATTEST:                                       CONCURRENT COMPUTER
                                              CORPORATION


                                              By:
--------------------------------                 -------------------------------
Secretary                                        Name:
                                                 Title:


Countersigned:


--------------------------------


By
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Authorized signature


                                        3
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                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Rights Certificate.)


     FOR VALUE RECEIVED                           hereby sells, assigns and
                        -------------------------
transfers unto


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     (Please print name and address of transferee)

Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                      Attorney to transfer the within Rights Certificate on the
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books of the within-named Company, with full power of substitution.

Dated:
       ----------- , ----

                                             -----------------------------------
                                             Signature

Signature Guaranteed:
Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


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                                   Certificate
                                   -----------

     The undersigned hereby certifies by checking the appropriate boxes that:


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     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Amended and Restated Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.


Dated:
       ------------, ----

                                                --------------------------------
                                                Signature


                                     NOTICE


The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


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                          FORM OF ELECTION TO PURCHASE

                 (To be executed if registered holder desires to
                        Exercise the Rights Certificate.)

To:  Concurrent Computer Corporation

     The undersigned hereby irrevocably elects to exercise
                                                           --------------------
Rights represented by this Rights Certificate to purchase the Junior Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

Please insert social security
or other identifying number


--------------------------------------------
(Please print name and address)


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If such number of Rights shall not be all the Rights evidenced by this Rights
Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


--------------------------------------------
(Please print name and address)


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Dated:
       ------------------, ----


                                             ----------------------------------
                                             Signature
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of this
                                             Rights Certificate)


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Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                       -----------------------------------

                                   Certificate
                                   -----------


     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Amended and Restated Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.


Dated:
       --------------, -----

                                               ---------------------------------
                                               Signature


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